UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006

PROPEX FABRICS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-122829	36-2692811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 The Bluffs

Austell, Georgia 30168

(Address of principal executive offices, including zip code)

(770) 941-1711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2006 Propex Fabrics Inc. (the “Company”) entered into an asset sale agreement (the “Agreement”) with Aladdin Manufacturing Corporation, an affiliate of Mohawk Industries, Inc., whereby the Company will sell its Roanoke, Alabama carpet-backing manufacturing facility to Aladdin Manufacturing Corporation for $65.5 million plus the value of closing inventory, which is estimated at approximately $5.0 million. The Company will use $50.0 million of the after-tax proceeds from the sale to prepay its $50.0 million bridge loan facility, and it will use the remaining after-tax proceeds to prepay a portion of its $260.0 million senior secured term loan. The consummation of the sale, which is subject to certain customary conditions, is expected to occur in early April.

The Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the parties to the Agreement. The Agreement contains representations and warranties by each of the parties to the Agreement. These representations and warranties have been made solely for the benefit of the other parties to the Agreement and (1) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (2) have been qualified by disclosures that were made to the other party in connection with the negotiation of the Agreement, which disclosures are not reflected in the Agreement, (3) may apply standards of materiality in a way that is different from what may be viewed as material to investors, and (4) were made only as of the date of the Agreement or such other date(s) as may be specified in the Agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

A press release, in the form filed as Exhibit 99.1 hereto, was issued concerning the Agreement.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Asset Sale Agreement, dated March 1, 2006, by and between Propex Fabrics Inc. and Aladdin Manufacturing Corporation.

99.1	Press release dated March 1, 2006.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPEX FABRICS INC.

Dated: March 7, 2006	By:	/s/ Philip D. Barnes
Philip D. Barnes
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Sale Agreement, dated March 1, 2006, by and between Propex Fabrics Inc. and Aladdin Manufacturing Corporation.

99.1	Press release dated March 1, 2006.